UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 25, 2005

MEDI-HUT CO., INC.

(Exact name of registrant as specified in charter)

Nevada	000-27119	22-2436721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
215 Morris Avenue, Spring Lake, New Jersey		07762
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (732) 919-2799

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 -- Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On August 25, 2005, Century Capital Associates LLC ("Century Capital") exercised a warrant that was issued to it on February 25, 2005 by Medi-Hut Co., Inc. ("Medi-Hut" or the "Company") as to 62,500 shares of Medi-Hut's common stock. As a result of this exercise, 31,250 shares of Medi-Hut's common stock was issued to David R. LaVance, a principal of Century Capital and the President and Chief Executive Officer of the Company, and 31,250 shares of Medi-Hut's common stock was issued to Thomas S. Gifford, a principal of Century Capital and the Executive Vice President, Chief Financial Officer and Secretary of the Company. The aggregate purchase price paid for the 62,500 shares of Medi-Hut's common stock by Messrs. LaVance and Gifford was $1,875 ($.03 per share), which represented deferred consulting fees owed by the Company to Century Capital pursuant to its consulting services agreement with Century Capital. With regard to the issuance of the warrant and shares of Medi-Hut's common stock upon the exercise thereof, the Company relied on the exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

In addition, on August 25, 2005, the Company issued 500,000 shares of its common stock to Mr. LaVance and 500,000 shares of its common stock to Mr. Gifford. The aggregate purchase price paid by Messrs. LaVance and Gifford was $50,000 ($.05 per share), which represented deferred consulting fees owed by the Company to Century Capital pursuant to its consulting services agreement with Century Capital. With regard to the issuance of these shares of Medi-Hut's common stock, the Company relied on the exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) of the Securities Act.

Further, on August 25, 2005, the Company closed on a private placement of 4,000,000 shares of its common stock. The gross proceeds received in connection with this private placement were $200,000 ($.05 per share). 3,000,000 shares of Medi-Hut's common stock were purchased by Richard Rimer, a private investor, for $150,000. 1,000,000 shares of Medi-Hut's common stock were purchased by John A. Moore, a director of the Company, for $50,000. The proceeds from these sales are to be used for working capital purposes, including funding the Company's current litigation against Syntho Pharmaceuticals, Inc. and its president, Muhammed Malik, and Breckenridge Pharmaceutical Inc., relating to the Company's exclusive right to distribute the hormone replacement therapy drug, Syntest, as well as to fund the Company's ongoing litigation against its former independent auditors, Rosenberg, Rich, Baker, Berman & Company. With regard to the issuance of these shares of Medi-Hut's common stock, the Company relied on the exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDI-HUT CO., INC.

(Registrant)

By: /s/ David R. LaVance
David R. LaVance
Chairman of the Board, President and Chief Executive Officer

Date: August 25, 2005